EXHIBIT 99.1


DHB LOGO

NEWS FROM DHB INDUSTIRES, INC.
2102 SW 2ND STREET  POMPANO BEACH, FL  33069
TEL: 954-630-0900  WWW.DHBINDUSTRIES.COM


                           COMPANY CONTACT:   Media Relations/Investor Relations
                                              Glenn Wiener
                                              212-786-6013
                                              PR@DHBT.COM or IR@DHBT.COM


                DHB INDUSTRIES ANNOUNCES FILING OF 2006 FORM 10-K

              COMPANY DISCLOSES TIMELINE FOR 2007 QUARTERLY REPORTS

POMPANO BEACH, FLORIDA, OCTOBER 1, 2007 - DHB Industries, Inc. (OTC Pink Sheets:
DHBT.PK), a leader in the field of protective body armor, today announced filing of 2006 Form 10-K with the Securities and Exchange Commission (SEC). In addition, the Company announced that it will accelerate its planned filing of the 2007 Form 10-Q's. During the week of October 8th(,) 2007, the Company intends to file 2007 Form 10-Q's for the first and second quarters ending March 31 and June 30, 2007, respectively and expects to have a timely filing of the 3rd Quarter 2007 Form 10-Q.

Larry Ellis, President and CEO stated, "The filing of the 2006 Form 10-K is the result of an enormous effort by our company team, and marks a significant milestone in achieving the objective of returning to full compliance. I am very proud of what we have accomplished in a relatively short time; we remain committed to enhancing the Company's position as a global leader in our industry. As we continue to implement our plans, we will focus on quality, strengthening the company as a platform for enhanced growth, and restoring shareholder value."

ABOUT DHB INDUSTRIES, INC.
DHB Industries, Inc. is a worldwide leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, DHB has proven that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries, Inc. visit the website at www.dhbindustries.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO... THE COMPANY

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UNDERTAKES  NO  OBLIGATION  TO  REVISE OR UPDATE  PUBLICLY  ANY  FORWARD-LOOKING
STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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